Exhibit 10.1

Execution Copy

AMENDMENT NO. 4

TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 4, dated as of September 5, 2006 (this “Amendment”), to the Amended and Restated Loan and Security Agreement, dated as of September 12, 2003 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Loan Agreement”; as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and between TAXI MEDALLION LOAN TRUST I (the “Borrower”) and MERRILL LYNCH COMMERCIAL FINANCE CORP. (the “Lender”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Loan Agreement.

RECITALS

The Borrower and the Lender are parties to the Existing Loan Agreement.

The Borrower and the Lender have agreed, subject to the terms and conditions hereof, that the Existing Loan Agreement shall be modified as set forth in this Amendment.

Accordingly, the Borrower and the Lender hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, the receipt and sufficiency of which is hereby acknowledged, that the Existing Loan Agreement is hereby amended as follows:

SECTION 1. Definitions. As used herein, the following definitions shall have the following meanings:

“Additional Account Amount” shall have the meaning set forth in Section 5.02 hereof.

“Base Account Amount” shall mean the aggregate principal balance of the Interest Reserve Deposit Account as of the first Business Date immediately preceding the date hereof.

“Base Interest Rate Cap Cost” shall have the meaning set forth in Section 5.01 hereof.

“Current Account Amount” shall mean, as of any date of determination, an amount equal to the difference between (i) the aggregate principal balance of the Interest Reserve Deposit Account as of such date minus (ii) the Base Account Amount.

“Debt-to-Total Principal Balance Ratio” shall mean, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of all Advances then outstanding and the denominator of which is the Net Principal Balance for all Medallion Loans then outstanding.

“Interest Rate Cap” shall have the meaning set forth in Section 5.01 hereof.

“Interest Rate Cap Cost” shall have the meaning set forth in Section 5.01 hereof.

“Interest Rate Cap Deficit” shall mean, as of any date of determination, an amount equal to (i) the Interest Rate Cap Cost, minus (ii) the Interest Rate Cap Spread, (iii) minus the Current Account Amount.

“Interest Rate Cap Purchase” shall have the meaning set forth in Section 5.03 hereof.

“Interest Rate Cap Spread” shall mean an amount equal to the difference between (i) the Base Interest Rate Cap Cost minus (ii) the Additional Account Amount.

“Portfolio Report” shall have the meaning set forth in Section 5.01 hereof.

“Strike Rate” shall have the meaning set forth in Section 5.01 hereof.

“Unhedged Advances” shall mean the total outstanding principal amount of Medallion Loans that are not covered by an Interest Rate Cap.

“Unhedged Advances Interest Rate Cap Cost” shall have the meaning set forth in Section 5.03 hereof.

SECTION 2. Amendments.

(a) Section 1.01 of the Existing Loan Agreement is hereby amended by deleting the definition of “Advance Rate” in its entirety and inserting in lieu thereof the following new definition:

“(a) with respect to each Eligible Medallion Loan that is a Category I Medallion Loan, the “Advance Rate” set forth in the chart below opposite the applicable Class of such Eligible Medallion Loan:

Class of Category I Medallion Loans	Advance Rate
Class A Medallion Loans	95%
Class B Medallion Loans	95%
Class C Medallion Loans	85%
Class D Medallion Loans	75%
Class E Medallion Loans	50%

(b) with respect to each Eligible Medallion Loan that is a Category IV Medallion Loan or a Category V Medallion Loan, the “Advance Rate” set forth in the chart below opposite the applicable Class of such Eligible Medallion Loan:

Class of Category IV or Category V Medallion Loans	Advance Rate
Class A Medallion Loans	90%
Class B Medallion Loans	90%
Class C Medallion Loans	85%
Class D Medallion Loans	75%
Class E Medallion Loans	50%

(c) with respect to each Eligible Medallion Loan that is a Category II Medallion Loan, the “Advance Rate” set forth in the chart below opposite the applicable Class of such Eligible Medallion Loan:

Category II Medallion Loans	Advance Rate
Class A Medallion Loans	100%
Class B Medallion Loans	80%
Class C Medallion Loans	75%
Class D Medallion Loans	67%
Class E Medallion Loans	45%

(d) with respect to each Eligible Medallion Loan that is a Category III Medallion Loan, the “Advance Rate” set forth in the chart below opposite the applicable Class of such Eligible Medallion Loan:

Category III Medallion Loans	Advance Rate
Class A Medallion Loans	95%
Class B Medallion Loans	80%
Class C Medallion Loans	75%
Class D Medallion Loans	67%
Class E Medallion Loans	45%

provided, however, that, with respect to subsection (a) above, in the event the aggregate net principal balance of Class A and Class B Category I Medallion Loans exceeds $250,000,000, then the respective Advance Rate for Class A Medallion Loans and Class B Medallion Loans shall be 90% for all amounts in excess of $250,000,000; and

provided, further, that, with respect to both subsections (c) and (d) above:

(i) if the Delinquency Ratio shall exceed 25%, then the Advance Rate applicable to all Eligible Loans that are not Class A Medallion Loans may, in the sole and absolute discretion of the Lender, be reduced by an amount of up to 2.5 percentage points; or

(ii) if 5% or more of the Medallion Loans at any time held by the Borrower are Class D Medallion Loans and Class E Medallion Loans, then the Advance Rate applicable to all Eligible Loans that are Class D Medallion Loans and Class E Medallion Loans may, in the sole and absolute discretion of the Lender, be reduced by an amount of up to 2.5 percentage points; or

(iii) the Cumulative Losses for Medallion Loans financed by the Borrower shall exceed 0.4% of the Maximum Committed Credit set forth in Section 2.18 of the Loan Agreement; or

(iv) (A) the average cost of fully liquidating a Medallion, determined as of the last day of each month, based on the cost of liquidating Medallions during the preceding three months (or if fewer than ten Medallions were liquidated during such three-month period, based on the cost of liquidating the ten most recently liquidated Medallions), exceeds 5% of the original principal balance, or (B) the average time required to fully liquidate a Medallion in a jurisdiction, determined as of the last day of each month, based on the time of liquidating Medallions during the preceding three months (or if fewer than ten Medallions were liquidated during such three-month period, based on the time of liquidating the ten most recently liquidated Medallions), exceeds the number of days allotted per jurisdiction as set forth on Schedule 10 to the Borrowing Base Certificate under “Cannot exceed         days” due to a change in the procedure for liquidating Medallions estimated by the applicable Taxi Commission, in each case as determined by the Lender in its sole discretion exercised in good faith, in which case the Advance Rate may be reduced only with respect to Medallion Loans secured by Medallions in the jurisdiction in which such average time to liquidate Medallions exceeds the applicable allotted number of days.”

(b) Section 1.01 of the Existing Loan Agreement is hereby amended by deleting the definition of “Applicable Margin” in its entirety and inserting in lieu thereof the following new definition:

““Applicable Margin” shall mean (i) for each Advance secured by Eligible Medallion Loans, 1.25%; provided that, for so long as no Default or Event of Default shall have occurred and be continuing and all of the Preferred Pricing Eligibility Criteria

shall be satisfied, “Applicable Margin” shall mean, (i) solely for each Advance secured by Eligible Medallion Loans other than Category III Medallion Loans and Purchased Medallion Loans, 0.75%, (ii) for each Advance secured by Category III Medallion Loans, 1.25% and (iii) for each Advance secured by Purchased Medallion Loans with a loan to value ratio of not more than 85%, 1.00%.”

(c) Section 1.01 of the Existing Loan Agreement is hereby amended by deleting the definition of “Category III Medallion Loan” in its entirety and inserting in lieu thereof the following new definition:

““Category III Medallion Loan” shall mean a Medallion Loan (other than a Category IV Medallion Loan or a Category V Medallion Loan) having an LTV at the time of origination or of acquisition by the Borrower greater than 80% but not more than 85%.”

(d) Section 1.01 of the Existing Loan Agreement is hereby amended by deleting the reference to “6.5” in the definition of “Preferred Pricing Eligibility Criteria” and substituting a reference to “7.5” in lieu thereof.

(e) Section 1.01 of the Existing Loan Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Fourth Amendment” shall mean that certain Amendment No. 4, dated as of September 5, 2006, to this Agreement, between the Lender and the Borrower.”

“Fourth Amendment Effective Date” shall mean the “Amendment Effective Date”, as defined in the Fourth Amendment, dated as of September 5, 2006.”

““Purchased Medallion Loan” shall mean a Medallion Loan included in the portfolio of Medallion Loans purchased from a third party and approved by Lender.”

(f) Section 1.01 of the Existing Loan Agreement is hereby amended by deleting the definition of “Maximum Committed Credit” in its entirety and inserting in lieu thereof the following new definition:

““Maximum Committed Credit” shall mean $375,000,000, or such other amount as may be in effect pursuant to Section 2.18 hereof.”

(g) Section 2.18 of the Existing Loan Agreement is hereby amended by deleting the reference to “$475,000,000” in Section 2.18(b) and substituting a reference to “$375,000,000” in lieu thereof.

(h) Section 3.04 of the Existing Loan Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“Section 3.04. Non-Usage Fee. The Borrower agrees to pay to the Lender a Non-Usage fee (the “Non-Usage Fee”), from and including the Fourth Amendment Effective Date to one year prior to the Termination Date (the “Non-Usage Step-Down Date”), in an amount equal to the product of (x) 37.5 basis points (0.375%) per annum on the basis of a 360-day year times (y) the positive value, if any, of (1) $250,000,000 minus (2) the utilized portion of the Maximum Committed Credit, such amount to be calculated daily and due and payable on the first Business Day of each calendar month with respect to the preceding month (the first such payment to be made on September 1, 2006 with respect to the period from and including the Fourth Amendment Effective Date to August 31, 2006) and on the Non-Usage Step-Down Date, each such payment to be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the account set forth in Section 3.01(a) hereof. The Borrower agrees to pay to the Lender a Non-Usage Fee from and including the Non-Usage Step-Down Date to the Termination Date, computed at the rate of 12.5 basis points (0.125%) per annum on the average daily amount of the unutilized portion of the Maximum Committed Credit during the period for which payment is made, in each case payable monthly in arrears on the first Business Day of the following month (the first such payment to be made on October 1, 2007 with respect to the period from and including the Non-Usage Step-Down Date to the Termination Date) and on the Termination Date, each such payment to be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the account set forth in Section 3.01(a) hereof.”

(i) Clause (ddd) of Schedule 1 – Eligibility Criteria to the Existing Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(ddd) Notwithstanding anything in the Loan Agreement or this Schedule 1 to the contrary (including, without limitation, clauses (a), (b), (d), (e) and (f) above), for purposes of calculating the LTV of any New York Medallion Loan, the maximum Medallion Valuation Amount attributed to any New York Medallion Loan secured by an Individual Medallion shall not exceed $405,000 and the maximum Medallion Valuation Amount attributed to any New York Medallion Loan secured by a Corporate Medallion shall not exceed $500,000; provided, however, if for three consecutive months the TLC monthly sales reports indicate a higher valuation, then each such maximum amount shall increase to the three month average of the amount set forth in such TLC monthly sales reports; and provided further that, if a TLC surcharge is approved within thirty (30) days after the Fourth Amendment Effective Date, the maximum Medallion Valuation Amount attributed to any New York Medallion Loan secured by an Individual Medallion shall not exceed $420,000.”

SECTION 3. Conditions Precedent. This Amendment shall become effective on the first date (the “Amendment Effective Date”) on which all of the following conditions precedent shall have been satisfied:

3.01 Documents. On the Amendment Effective Date, the Lender shall have received all of the following documents, each of which shall be satisfactory to the Lender in form and substance:

(a) Amendment. This Amendment, executed and delivered by a duly authorized officer of each of the Borrower and the Lender.

(b) Third Amended and Restated Note. An amended and restated promissory note, substantially in the form of Exhibit A hereto, executed and delivered by a duly authorized officer of the Borrower.

(c) Secretary’s Certificate. A certificate of the Secretary or Assistant Secretary of the Borrower, substantially in the form of Exhibit B hereto, dated as of the date hereof, and

(i) certifying that since the Effective Date of the Existing Loan Agreement there have been no changes to any of the organizational documents delivered pursuant to Section 5.01 of the Existing Loan Agreement,

(ii) attaching a copy of the resolutions of the Borrower authorizing the execution, delivery and performance of this Amendment, and the borrowings contemplated under the Loan Agreement,

(iii) attaching certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Borrower in the jurisdiction of its organization, and

(iv) certifying as to the incumbency and specimen signature of each officer executing this Amendment on behalf of the Borrower.

(d) Legal Opinion. Legal opinion of internal counsel to the Borrower, in form and substance satisfactory to the Lender.

(e) Fee. A fee in the amount of $750,000, $500,000 payable to the Lender on the Amendment Effective Date and the remainder payable quarterly in advance thereafter in equal installments of $31,250, commencing on the first quarterly anniversary of the Amendment Effective Date; provided, that, any remaining amounts due and payable hereunder shall be paid on the Termination Date.

(f) Other Documents. Such other documents as the Lender or counsel to the Lender may reasonably request.

3.02 No Default. On the Amendment Effective Date, (i) the Borrower shall be in compliance with all of the terms and provisions set forth in the Existing Loan Agreement and the other Loan Documents on its part to be observed or performed, (ii) the representations and warranties made and restated by the Borrower pursuant to Section 6 of this Amendment shall be true and complete in all material respects on and as of such date with the same force and effect as if made on and as of such date, and (iii) no Default or Event of Default shall have occurred and be continuing on such date.

3.03 Fees and Expenses. On the Amendment Effective Date, the Borrower shall have reimbursed the Lender for, or directly paid, all costs and expenses incurred by the Lender in connection with the negotiation, preparation and execution of this Amendment, including those costs and expenses to be paid by the Borrower pursuant to Section 3.05 of the Loan Agreement, and all other outstanding amounts for which the Borrower is liable pursuant to Section 10.03 of the Loan Agreement, including, without limitation, the fees, disbursements and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Lender.

SECTION 4. Collection Account Bank. Following the Amendment Effective Date, the parties hereto will use their good faith efforts to substitute Citibank N.A. or one of its affiliates (“Citibank”) as the Collection Account Bank and to negotiate an acceptable Collection Account Control Agreement between the Borrower, the Servicer, the Lender and Citibank, as substitute Collection Account Bank. Following execution and delivery of such new Collection Account Control Agreement, all references in the Loan Agreement to the Collection Account Bank shall refer to Citibank and all references to the Collection Account Control Agreement shall refer to the agreement contemplated by this Section.

SECTION 5. Additional Hedging Strategy.

5.01 Interest Rate Cap. On the date hereof, the cost to the Borrower (the “Interest Rate Cap Cost”) of purchasing an interest rate cap providing for protection against fluctuations in interest rates with respect to the currently outstanding Advances (an “Interest Rate Cap”) is $295,000 (the “Base Interest Rate Cap Cost”). On a monthly basis hereafter, within two (2) Business Days after receipt of the reports delivered under Section 7.21 of the Existing Loan Agreement (each, a “Portfolio Report”), the Lender shall calculate the Interest Rate Cap Cost for the Advances then outstanding reasonably consistent with the example form attached hereto as Exhibit C, and assuming the following characteristics: the Interest Rate Cap (a) is fully-amortizing, (b) has a prepay speed rate of 25% and (c) has a strike rate equal to a rate per annum equal to the difference between: (i) the quotient of (A) the weighted average fixed rate (as determined from the most recent Portfolio Report) divided by (B) the Debt-to-Total Principal Balance Ratio minus (ii) 125 basis points (1.25%) (such rate, the “Strike Rate”). Notwithstanding anything in this Section 5.01 to the contrary, the Borrower hereby agrees and acknowledges that absent gross negligence or willful misconduct, the calculation of the Interest Rate Cap Cost by the Lender shall be conclusive and binding on the Borrower.

5.02 Interest Reserve Deposit Account. Within five (5) Business Days of the Amendment Effective Date, the Borrower shall deposit into the Interest Reserve Deposit Account $295,000 (the “Additional Account Amount”). After each calculation of an Interest Rate Cap Cost, if the Interest Rate Cap Deficit is greater than zero (0), the Borrower shall deposit into the Interest Reserve Deposit Account an amount equal to such Interest Rate Cap Deficit. After each calculation of an Interest Rate Cap Cost, if the Interest Rate Cap Deficit is less than zero (0) (an “Interest Rate Cap Surplus”), the Lender shall instruct the Interest Reserve Deposit Account Bank to pay to the Borrower (upon the Borrower’s request) from the Interest Reserve Deposit Account an amount equal to such Interest Rate Cap Surplus. All amounts deposited in the Interest Reserve Deposit Account pursuant to this section shall be subject to the terms and conditions of the Interest Reserve Deposit Account Control Agreement and the Loan Agreement, including, without limitation, Section 2.12 of the Existing Loan Agreement.

5.03 Interest Rate Cap Purchase. In the event that the Borrower chooses to voluntarily purchase an Interest Rate Cap, and such Interest Rate Cap is acceptable to the Lender, the Lender shall instruct the Interest Reserve Deposit Account Bank to pay to the Borrower (upon the Borrower’s request) an amount from the Interest Reserve Deposit Account for such purpose. If an Event of Default shall have occurred and remain uncured after any applicable grace period, the Borrower will promptly, but in no event later than one (1) Business Day subsequent to such Event of Default, purchase the Interest Rate Cap for the Advances then outstanding. In the event that a new Interest Rate Cap is purchased (either voluntarily or after an Event of Default), on an annual basis thereafter, within two (2) Business Days after receipt of the Portfolio Report for the twelfth month following such purchase, the Lender shall calculate the Interest Rate Cap Cost for the Unhedged Advances then outstanding (the “Unhedged Advances Interest Rate Cap Cost”) reasonably consistent with the example form attached hereto as Exhibit C, and assuming the characteristics described in Section 5.01 above. After each calculation of the Unhedged Advances Interest Rate Cap Cost, the Borrower shall deposit into the Interest Reserve Deposit Account an amount sufficient to bring the balance in the account to an amount equal to the sum of the Base Account Amount plus the Unhedged Advances Interest Rate Cap Cost. Notwithstanding anything in this Section 5.03 to the contrary, the Borrower hereby agrees and acknowledges that absent gross negligence or willful misconduct, the calculation of the Interest Rate Cap Cost by the Lender shall be conclusive and binding on the Borrower.

5.04 Hedging Not Exclusive. Notwithstanding anything in this Amendment to the contrary, nothing in this Amendment shall supersede, replace or reduce any of the Borrower’s obligations under Section 7.10 of the Loan Agreement.

SECTION 6. Further Assurances. The Lender acknowledges that Medallion Funding may create a separate entity, which shall not be Subsidiary of the Borrower, which would also pledge medallion loans as collateral for financing under a separate credit facility. The Lender will reasonably cooperate with respect to any intercreditor issues which arise as a result of the new entity entering into the new credit facility; provided, however, that the Lender shall not take any action that will affect its continuing first priority perfected security interest in the Collateral at all times.

SECTION 7. Representations and Warranties. The Borrower hereby represents and warrants to the Lender that it is in compliance with all the terms and provisions set forth in the Loan Documents on its part to be observed or performed and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms each of the representations and warranties contained in Article VI of the Loan Agreement.

SECTION 8. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Loan Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the Amendment Effective Date, all references therein and herein to the “Loan Documents” shall be deemed to include, in any event, this Amendment and each reference to the Loan Agreement in any of the Loan Documents shall be deemed to be a reference to the Loan Agreement as amended hereby.

SECTION 9. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of an executed original counterpart of this Amendment.

SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Amendment to be executed on its behalf by its officer hereunto duly authorized, as of the date first above written.

BORROWER

TAXI MEDALLION LOAN TRUST I

By:	/s/ Ryan D. Bell
Name:	Ryan D. Bell
Title:	Vice President

LENDER

MERRILL LYNCH COMMERCIAL FINANCE CORP.

By:	/s/ Alvin Murstein
Name:	Alvin Murstein
Title:	Vice President